UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 6, 2009
LendingClub Corporation
(Exact name of registrant as specified in its charter)

Delaware	333-151827	51-0605731

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

440 North Wolfe Road, Sunnyvale, California	94085

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 524-1540
Not Applicable.
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
As previously disclosed in our Current Report on Form 8-K of May 22, 2009, LendingClub Corporation (“Lending Club”) entered into a secured $4.0 million loan facility with Silicon Valley Bank (“SVB”) and Gold Hill Venture Lending 03, LP (“Gold Hill”) pursuant to a Loan and Security Agreement dated May 18, 2009 (the “May 2009 Loan and Security Agreement”) and amended certain prior loan agreements with SVB pursuant to which SVB had made advances to us in the original principal amount of $4.0 million (the “Growth Capital Term Loan”) and Gold Hill pursuant to which Gold Hill had made advances to us in the original principal amount of $5.0 million (“the Financing Term Loan”).
On August 6, 2009, we consolidated the three prior loan agreements described above into two loan agreements, an amended and restated Growth Capital Term Loan between ourselves and SVB, and an amended and restated Financing Term Loan between ourselves and Gold Hill, together the “Newly Restated Agreements.” The Newly Restated Agreements have an effective date as of August 3, 2009. The terms of the Newly Restated Agreements are substantially the same as those of the three prior agreements, including that the borrowings continue to be secured by a blanket lien on substantially all of our assets, except for our intellectual property rights and certain deposit accounts. Payments we receive in respect of borrower member loans on which our Member Payment Dependent Notes are dependent are also excluded from the blanket lien. SVB and Gold Hill also received the right to invest up to $500,000 each in our next round of equity financing on the same terms as offered to other investors. Additionally, the loan facility continues to require that Lending Club maintain combined certificates of deposit in the amount of $700,000 at SVB (“CD Collateral”) until repayment. Further, to conform the Financing Term Loan and the Growth Capital Term Loan with the May 2009 Loan and Security Agreement, we agreed in the Newly Restated Agreements to maintain, on a monthly basis, a minimum ratio of (i) the sum of CD Collateral and outstanding balance of funded loans which are current in their payment status to (ii) outstanding balance under the Newly Restated Agreements of 1.05:1 (“Minimum Collateral Ratio”). In the event that the Minimum Collateral Ratio is less than 1.05:1 then Lending Club must increase CD Collateral to meet the Minimum Collateral Ratio. Further, under the Newly Restated Agreements, SVB and Gold Hill have agreed that any lien that may in the future be granted by us on the Secured Member Payment Dependent Collateral, as defined in the exhibits to this Current Report on Form 8-K, in favor of Wells Fargo Bank, National Association, as Collateral Trustee, for the benefit of the lender members holding our Secured Member Payment Dependent Notes issued pursuant to our registration statement dated October 13, 2008, will be a permitted lien under the Newly Restated Agreements.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 is hereby incorporated by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number

10.1	Second Amended and Restated Loan and Security Agreement dated as of August 3, 2009 by and among SVB and LendingClub

10.2	Amended and Restated Loan and Security Agreement dated as of August 3, 2009 by and among Gold Hill, SVB and LendingClub

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LendingClub Corporation
August 11, 2009	By:	/s/ Howard Solovei
Howard Solovei
Vice President, Finance and Administration

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amended and Restated Loan and Security Agreement dated as of August 3, 2009 by and among SVB and LendingClub

10.2	Amended and Restated Loan and Security Agreement dated as of August 3, 2009 by and among Gold Hill, SVB and LendingClub